SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2002

IMAGISTICS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16449	06-1611068

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

100 Oakview Drive Trumbull, Connecticut	06611

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000

(Former Name or Former Address if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On February 11, 2002, senior management of Imagistics International Inc. commenced the delivery of a series of presentations to the financial analyst and investment community. The slide package contained in such presentations is furnished herein as Exhibit 99.1.

The information in this report (including the Annex) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities set forth in that section.

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2002
Imagistics International Inc.
	By:	/s/ Mark S. Flynn Name: Mark S. Flynn Title: Vice President, General Counsel and Secretary